As filed with the Securities and Exchange Commission on August 24, 2004

Registration No. 333-108159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNIFIED WESTERN GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	95-0615250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Ling, Jr.

Executive Vice President, Secretary and General Counsel

Unified Western Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles S. Kaufman, Esquire

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

48th Floor

Los Angeles, California 90071

(213) 617-5473

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If the registrant elects to deliver its latest annual report to securities holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(a)
Class A Shares	250,000	$158.23	$39,557,500	$3,200.20
Class B Shares	200,000	$158.23	$31,646,000	$2,560.12
Class E Shares	200,000	$100.00	$20,000,000	$1,618.00

(a)	Amount of registration fee previously paid.

The maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the book value per share for the Class A Shares and the Class B Shares at September 28, 2002. See “DETERMINATION OF OFFERING PRICES.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 24, 2004

Prospectus

UNIFIED WESTERN GROCERS, INC.

250,000 Class A Shares

200,000 Class B Shares

200,000 Class E Shares

Unified Western Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

•      Offering of Class A and Class B Shares to existing and prospective member-patrons for cash and deferred payment or as patronage dividends from time to time.

•      Offering of Class E Shares to member-patrons as patronage dividends from time to time.

•      Shares can be acquired only by member-patrons in accordance with Unified’s share purchase requirements.

•      There is no established public trading market for Unified’s shares. Unified’s ability to redeem shares is restricted.

•      The price of Class A and Class B Shares is the book value per share at the close of the last fiscal year end prior to the issuance of such Class A and Class B Shares. At September 27, 2003, the book value per share was $163 for both Class A and Class B Shares.

•      The price of Class E Shares is $100 per share.

•      The total proceeds of shares purchased are received by Unified. There are no commissions or discounts.

We operate a grocery wholesale distribution business primarily on a cooperative basis. Customers that meet volume purchase requirements are required to purchase shares of Unified Western Grocers, Inc. These customers are referred to as member-patrons. Each member-patron is required to acquire and hold 100 Class A Shares by the end of fiscal 2002, 150 shares by the end of fiscal 2003, 200 shares by the end of fiscal 2004, 250 shares by the end of fiscal 2005, 300 shares by the end of fiscal 2006, and 350 shares by the end of fiscal 2007. Class B Shares are required to be acquired over time in amounts determined by the volume of business done by the member-patron with Unified. Member-patrons are required to maintain a subordinated deposit account with us based on the member-patrons’ purchases from us. Over time, the requirement to maintain the subordinated deposit account may be eliminated if the member-patron holds sufficient Class B Shares to satisfy the deposit requirement. Class E Shares may be issued to member-patrons as patronage dividends.

Acquiring shares of Unified involves risks. See “ Risk Factors” beginning on page 6 for a discussion of factors you should consider before acquiring our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offer is not underwritten.

The date of this prospectus is August 24, 2004

Along with this prospectus, we are providing our Annual Report on Form 10-K for the fiscal year ended September 27, 2003, our Quarterly Report on Form 10-Q for the period ended June 26, 2004 and our Current Report on Form 8-K dated August 20, 2004.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference is complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request. See “WHERE YOU CAN FIND MORE INFORMATION.”

PROSPECTUS SUMMARY

This summary highlights certain information and matters described more fully elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should read this summary in connection with the more detailed information, including our consolidated financial statements and the related notes, appearing elsewhere in this prospectus or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “RISK FACTORS.” You should carefully read each document incorporated by reference in this prospectus. See “INCORPORATION BY REFERENCE.”

In this prospectus the terms “Unified,” “the Company,” “we,” “us,” or “our” refer to Unified Western Grocers, Inc.

Business

Unified is a grocery wholesaler serving supermarket operators in California, Oregon, Washington, Idaho, Nevada, Arizona, Hawaii, Colorado, Utah and certain U.S. territories in the South Pacific and elsewhere. The Company sells a wide variety of products to its customers, including dry grocery, frozen food, deli, meat, dairy, eggs, produce, bakery, gourmet, specialty foods and general merchandise products. The Company also provides support services to its patrons, including member financing for the purchase of inventory, equipment and leasehold improvements, and various insurance products including workers’ compensation, general liability, auto, and directors’ and officers’ insurance. Unified does business primarily with member-patrons on a cooperative basis. Member-patrons own shares of the Company’s Class A and Class B Shares and may be issued Class E Shares as part of the patronage dividend distribution for any given fiscal year. Upon Board of Director’s approval, retailers may also do business with the Company on a non-patronage basis.

As a result of continuing operating losses generated by Unified’s retail business and the conclusion that future improvements would require ongoing capital investment that would be at risk, Unified’s Board of Directors (the “Board”) in September 2002 approved a resolution to exit Unified’s retail operations. The plan of disposition included the closure of three retail stores prior to Unified’s 2002 fiscal year end and either the sale or closure of Unified’s remaining nine stores in fiscal 2003. During the year ended September 27, 2003, the Company closed seven of its remaining nine stores and obtained binding commitments for the sale and transfer of the leasehold rights for the remaining two stores to member-patrons, which stores were either sold or transferred subsequent to year-end.

Concurrent with the decision to dispose of its retail operations, on September 25, 2002, the Company’s Board approved a plan to effect a quasi-reorganization effective September 28, 2002. A quasi-reorganization is an accounting procedure that eliminates an accumulated deficit in retained earnings and permits a company to proceed on much the same basis as if it had been legally reorganized. A quasi-reorganization involves adjusting a company’s assets and liabilities to their fair values. Any remaining deficit in retained earnings is then eliminated by a transfer of amounts from paid-in capital and capital stock, if necessary, giving a company a “fresh start” and a zero balance in retained earnings.

The effect of these two actions resulted in a net accumulated deficit that was eliminated by a transfer of amounts from paid-in capital, Class A and Class B Shares.

Our principal executive offices are located at 5200 Sheila Street, Commerce, California 90040 and our telephone number is (323) 264-5200.

Eligibility to Hold Shares

Only members of Unified may purchase Class A, Class B or Class E Shares. Membership in Unified is limited to persons and entities meeting the product purchase requirements established by the Board. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Eligibility to Hold Shares.”

Member-Patrons Required to Purchase Class A Shares

During 2002, Unified required that each of its member-patrons acquire and hold 100 Class A Shares. The price for these shares is the book value per share of the Company’s outstanding shares at the close of the fiscal year end prior to purchase. Thereafter, the required holdings of Class A Shares by a member-patron are increased to 150 shares at the end of fiscal 2003, 200 shares at the end of fiscal 2004, 250 shares at the end of fiscal 2005, 300 shares at the end of fiscal 2006, and 350 shares at the end of fiscal 2007. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Member-Patrons Required to Purchase 350 Class A Shares.”

Issuance of Class B Shares to Member-Patrons

Each member-patron must over time also acquire Class B Shares having combined issuance values in an amount equal to the lesser of the amount of the member-patron’s required subordinated cash deposit or twice the amount of certain of the member-patron’s average weekly purchases (the “Class B Share requirement”). For this purpose, each Class B Share held by a member-patron has an issuance value equal to the book value per share of Unified’s outstanding shares at the close of the last fiscal year end prior to the issuance of such Class B Shares. Former shareholders of United Grocers, Inc. (“United”) were permitted a deposit value of $253.95 per share for the value of shares received in United’s merger with Unified (the “Merger”). The Board may increase or otherwise change the Class B Share requirement at its discretion.

In order to improve the Company’s ratio of member capital to total capital, the Board modified the patronage dividend payment policy for the fiscal year ended September 27, 2003. The amended policy provides that cash dividends will not be paid in the Cooperative Division. Patronage dividends will be paid in the form of Class B Shares and may be paid in Class E Shares. Both Class B and Class E Shares are treated as member capital by holders of senior debt. As a result, the payment of patronage dividends in this form is additive to member capital.

Issuance of Class E Shares to Member-Patrons

In December 2002, as an additional part of its fiscal 2003 equity enhancement plan, the Board authorized the submission to the shareholders of a proposal to create a new class of equity, to be denominated “Class E Shares,” by amendment to the Articles of Incorporation. This proposal was approved by the shareholders in March 2003. The new Class E Shares will be issued as patronage dividends issued for the Cooperative Division in 2003 and in future periods, as determined annually at the discretion of the Board. The Class E Shares have a stated value of $100 per share, and are non-voting and non-dividend bearing equity securities. Class E Shares are transferable only with the consent of the Company. Pursuant to the Company’s repurchase policy, Class E Shares cannot be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The shares, when redeemed, will be redeemed at stated value. Thereafter, shares may be repurchased by the Company subject to the limitations of Section 500 of the California General Corporation Law (“Section 500”), its credit agreements and approval by the Board. For fiscal 2003, patronage dividends in the Cooperative Division were paid to member-patrons in the form of:

•	Class B Shares to the extent there existed any deficiency of a member-patron in meeting the requirements for holding Class B Shares specified in the Bylaws of the Company; and

•	Class E Shares for the remainder.

Relationship to Cash Deposits

Unified generally requires that its patrons maintain a subordinated cash deposit pursuant to a formula based on the amount of certain of the average weekly purchases from the Company or the amount of the patron’s average individual purchases if purchases are not made on a regular basis. The deposits serve as security for the patron’s contractual obligations to Unified. The required cash deposits of member-patrons are contractually subordinated and subject to the prior payment in full of certain senior indebtedness of the Company. The required deposits totaled approximately $16.2 million at June 26, 2004. The outstanding amount of senior indebtedness to which the deposits were subordinated totaled approximately $224.1 million at June 26, 2004. Presently, as Class B Shares are issued, each member-patron receives credit against its required deposit based upon the combined issuance values of such member’s Class B Shares. Upon request, the Company will return to patrons the amount of the cash deposit that is in excess of the required deposit amount provided that the patron is not in default of any of its obligations to Unified. If membership status is terminated, patrons are entitled to have their deposits returned, less amounts owed to Unified. In the Merger, former United members were provided the opportunity to build the minimum subordinated deposit requirement over time. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Issuance of Class B Shares to Member-Patrons” and “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Other Matters Relating to Issuance of Class B Shares.”

FORWARD-LOOKING INFORMATION

This prospectus and documents incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give you any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the “RISK FACTORS” discussed below, and the factors discussed in the sections entitled “Additional Discussion and Analysis” and “Critical Accounting Policies” in the Annual Report on Form 10-K. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents we file from time to time with the Securities and Exchange Commission.

RISK FACTORS

An investment in our Class A, Class B and Class E Shares involves significant risks. You should carefully consider the risks, uncertainties and other factors described below, along with the other information contained or incorporated by reference in this prospectus, before making an investment decision. The risks, uncertainties and other factors described below are not the only ones we face. There may be additional risks, uncertainties and other factors that we do not currently consider material or that are currently known to us. If any of the following risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially adversely affected. If this occurs, you could lose all or part of your investment.

Risks Related to Class A, Class B and Class E Shares

You may not be able to transfer your shares.

You must have Unified’s permission to transfer your ownership of Class A, Class B or Class E Shares to someone other than Unified. Unified will normally not grant its consent except where the transfer of the shares is in connection with the transfer of a member-patron’s business to an existing or new member-patron for continuation of such business.

There will be no market for your shares.

There is no established public trading market for Unified’s Class A, Class B or Class E Shares, and the Company does not expect there to be a established public trading market for the shares in the future. In order to liquidate shares, shareholders will be dependent on the ability of Unified to redeem the shares or upon the sale of the shares to a successor retailer in connection with the sale of the shareholder’s business.

Your Class A and Class B Shares are subject to risk of loss.

Class A and Class B Shares are purchased and sold at purchase prices equal to the book value per share at the close of the last fiscal year end prior to the date the shares are purchased or sold. If you sell shares at a price that is less than the price at which you purchased the shares, you may lose all or a portion of your investment in the Class A or Class B Shares.

Your shares will be held as security.

The certificates for Class A, Class B and Class E Shares will not be delivered to member-patrons. All shares will be pledged to, and the certificates for said shares held by, Unified to secure the prohibition against their transfer, to secure Unified’s rights to repurchase or redeem said shares and as security for the payment of any and all obligations of the member to Unified or any of its subsidiaries. See “DESCRIPTION OF CAPITAL STOCK—Shares Held as Security.”

Unified may be prohibited from redeeming Class A, Class B and Class E Shares.

As a California corporation, the Company is subject to the provisions of the California General Corporation Law including Section 500, which limits the ability of the Company to make distributions, including distributions to repurchase its own shares and make any payments on notes issued to repurchase its shares. Section 500 permits such repurchase and note payments only when (a) retained earnings calculated in accordance with generally accepted accounting principles equal or exceed the amount of any proposed distribution or (b) immediately after the distribution the assets of the corporation are at least equal to one and one-quarter times its liabilities and its current assets are at least equal to its current liabilities or under some circumstances equal to one and one-quarter times its current liabilities. Historically through the operations of its subsidiaries, the Company maintained sufficient retained earnings to accomplish its share repurchase program. In the few years prior to fiscal 2003, the Company’s retained earnings had been depleted such that they were inadequate to permit repurchase of Company shares. When the Company generates retained earnings, the Company may redeem shares subject to the limitations of Section 500, its credit agreements, its Articles of Incorporation and Bylaws, redemption policy and approval by the Board. See “DESCRIPTION OF CAPITAL STOCK—Share Redemption” and “DESCRIPTION OF CAPITAL STOCK—Restrictions on Redemption.” On December 10, 2003, the Board authorized the repurchase on December 22, 2003 of 19,825 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $3.4 million to redeem the shares. On February 17, 2004, the Board authorized the repurchase on February 20, 2004 of 1,600 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.3 million to redeem the shares. On April 21, 2004, the Board authorized the repurchase on May 3, 2004 of 1,700 Class A Shares with an approximate redemption value of $0.3 million. At June 26, 2004 and subsequent to the redemption of the Class A Shares, the Company had retained earnings of 10.5 million.

Unified may not be able to redeem your shares in the future.

The Articles of Incorporation and Bylaws currently provide that Unified has the right to repurchase any Class A, Class B or Class E Shares held by a former member-patron, and any excess Class B Shares held by a current member-patron, whether or not the shares have been tendered for repurchase. In December 2003, the Board amended the Company’s redemption policy to clarify that the repurchase of any Class A, Class B or Class E Shares is solely at the discretion of the Board. Ten years after the issuance of Class E Shares, and not before, the holder may request that Unified, at its sole discretion repurchase Class E Shares, even if the membership of the holder has not terminated. There is no assurance that Unified’s financial condition will enable it to legally redeem shares tendered for redemption. Assuming that the redemptions were otherwise permitted by Unified’s redemption policy, under current legal requirements (which include Unified’s continuing ability to meet its liabilities as they mature) Unified would be permitted to redeem shares up to the amount of Unified’s retained earnings immediately prior to the redemption. Even if redemption is permitted by legal requirements, it is possible under Unified’s redemption policy that a member’s Class B Shares will not be fully, or even partially, redeemed in the year in which they are tendered for redemption. With limited exceptions, the redemption policy only permits Unified to redeem, in each fiscal year, Class B Shares in an amount up to the “five percent limit” as described in the redemption policy, and any redemption of Class B Shares in excess of the limit for such fiscal year is at the discretion of Unified’s Board. In addition, Unified’s primary credit agreements prohibit redemptions of Class A, Class B and Class E Shares if and while Unified is in breach or default under the credit agreements. At June 26, 2004, the Company was in compliance with its financial covenants. As described in the share redemption policy, redemptions may be affected by payment to the member or credit to the member’s account. See “DESCRIPTION OF CAPITAL STOCK—Share Redemption” and “DESCRIPTION OF CAPITAL STOCK—Restrictions on Redemption.”

Risks Related to Our Business

We will continue to be subject to risk of loss of member volume.

We will continue to be subject to the risks associated with the consolidation of the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower volume of transactions.

We rely on debt to finance our operations.

The covenants reflected in the Company’s two primary loan agreements require compliance with certain financial covenants including minimum tangible net worth, fixed charge coverage ratio and funded debt to earnings before interest, income taxes, depreciation, amortization and patronage dividends (“EBITDAP”) and debt to total capital. These loan agreements, which consist of a Senior Note Agreement and a new Revolving

Credit Agreement, have been filed as Exhibits 4.19, 4.34 and 4.35 to the registration statement of which this prospectus is a part. At June 26, 2004, the Company was in compliance with its financial covenants. While the Company is currently in compliance with all required covenants and expects to remain in compliance, this does not guarantee the Company will remain in compliance in the future. In the event the Company is not in compliance with those covenants, the Company is precluded from repurchasing Class A, Class B or Class E Shares. Failure to maintain covenant compliance could have an adverse effect upon the continued availability of loan funds or the terms upon which loan funds would be available, and the impact to the Company could be material.

You will be required to report as income any patronage dividends that we distribute in the form of qualified written notices of allocation.

Patrons are required to consent to include in their gross income, in the year received, all cash as well as the stated dollar amount of all qualified written notices of allocation, including the subordinated patronage dividend certificates (“Patronage Certificates”) and the book value of the Class B Shares distributed to them as part of the qualified written notices of allocation. Class B Shares distributed as part of the qualified written notices of allocation are also subject to state income and corporation franchise taxes in California and may be subject to these taxes in other states. The patron does not include a nonqualified written notice of allocation, whether in Class B Shares, Class E Shares or Patronage Certificates, as income in the year of receipt and the Company is not entitled to an income tax deduction in the year of issuance. The patron will have ordinary taxable income and the Company will have an income tax deduction when the stock is redeemed or the subordinated patronage dividend certificate is paid in cash or property. The Company’s Board will determine whether patronage dividends will be paid in the form of qualified written notices of allocation or nonqualified written notices of allocation. For the fiscal years ended 2002 and 2003, the Company’s Board determined that patronage dividends would be paid in the form of nonqualified written notices of allocation for the Cooperative Division. Patronage dividends paid in the Dairy Divisions were paid in the form of qualified written notices of allocations.

Patrons are urged to consult their tax advisors with respect to the applicability of U.S. federal income, state or local tax rules on the ownership and disposition of Class A, Class B and Class E Shares and the receipt of patronage certificates with respect to their own tax status.

We face strong competition.

The wholesale food distribution and retail grocery industries are highly competitive and characterized by relatively high volume and low profit margins. The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of Unified’s sales are made at prices based on the cost of products it sells plus a markup. As a result, Unified’s profit levels may be negatively impacted if it is forced to respond to competitive pressure by reducing prices.

The increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of private label brands offered, schedules and reliability of deliveries and the range and quality of services provided. In addition, Unified’s members face increasing competition at the retail distribution level with several large fully integrated chain store organizations, as well as alternative format food stores including warehouse stores and supercenters. These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are Unified’s customers. The market share of such alternative format stores is expected to grow in the future.

Continued consolidation in the industry, heightened competition among Unified’s suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect Unified’s business, financial condition and results of operations.

We are vulnerable to changes in general economic conditions.

Unified is affected by certain economic factors that are beyond its control including inflation. An inflationary economic period could impact the Company’s operating expenses in a variety of areas, including, but not limited to, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. A significant portion of the Company’s debt is at floating rates and an inflationary economic cycle typically results in higher interest costs. Unified operates in a highly competitive marketplace and passing on such cost increases to customers could be difficult. Unified’s facilities are principally located in California and the Pacific Northwest region, both of which have experienced significant increases in utility costs in prior periods.

Changes in the economic environment could also adversely affect the customer’s ability to meet certain obligations to Unified or leave Unified exposed for obligations Unified has guaranteed. Loans to members, trade receivables and lease guarantees could be at risk in a sustained inflationary environment. In response to this potential risk, Unified establishes reserves for notes receivable, trade receivables, and lease commitments for which Unified may be at risk for default. Under certain circumstances, Unified would be required to foreclose on assets provided as collateral or assume payments for leased locations for which Unified has guaranteed payment. Although Unified believes its reserves to be adequate, Unified’s operating results could be adversely affected in the event that actual losses exceed available reserves.

Unified holds investments in the common and preferred stock of certain member retailers. These investments are periodically evaluated for impairment. As a result, adverse changes in the economic environment that adversely affect the business of these retailers could result in the write-down of these investments.

Changes in our operations can reduce the value of the goodwill we carry as an asset on our balance sheets.

Unified’s operating results are highly dependent upon either maintaining or growing its distribution volume to members. Unified’s top ten member and non-member customers constitute approximately 34% of total sales at September 27, 2003. A significant loss in membership or volume could adversely affect Unified’s operating results. The Merger with Unified resulted in the recording of goodwill representing the intangible assets of the acquired business. The book value of the goodwill was approximately $25.9 million at September 27, 2003. Although the sales volume and member base of the combined entity continue to remain strong, significant reductions in the distribution volume in the future could potentially impair the carrying amount of goodwill necessitating a write-down of this asset. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” Unified elected to test its goodwill for impairment the third quarter of each fiscal year. Accordingly, Unified tested its goodwill and noted no impairment for the fiscal quarter ended June 26, 2004.

As a result of continuing operating losses generated by Unified’s retail business and the conclusion that future improvements would require ongoing capital investment that would be at risk, Unified’s Board in September 2002 approved a resolution to exit Unified’s retail operations. The plan of disposition included the closure of three retail stores prior to Unified’s 2002 fiscal year end and either the sale or closure of Unified’s remaining nine stores in fiscal 2003. Accordingly, the decision to exit the retail business resulted in an impairment of the underlying assets including goodwill pursuant to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” As a result, Unified wrote off goodwill related to its retail operations totaling $21.1 million, net of taxes, at September 28, 2002.

Litigation could lead to unexpected losses.

During the normal course of carrying out its business, Unified may become involved in litigation. In the event that management determines that the probability of an adverse judgment in a pending litigation is likely and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to SFAS No. 5 “Accounting for Contingencies”. Although Unified believes its reserves to be adequate, the final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.

Unified owns and operates various facilities for the manufacture, warehousing and distribution of products to its members. Accordingly, Unified is subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, Unified may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its facilities and the land on which Unified facilities are situated, regardless of whether Unified leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by it or by a prior owner or tenant. Unified believes it is in full compliance with all such laws and regulations and has established reserves for known and anticipated costs of remediation.

We are exposed to potential product liability claims.

The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by Unified. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, Unified maintains stringent quality standards on the products it purchases from suppliers, as well as products manufactured by Unified itself. Unified generally seeks contractual indemnification and insurance coverage from parties supplying its products and rigorously tests its private brands and manufactured products to ensure Unified’s quality standards are met. In addition, Unified is insured for product liability claims and believes its coverage to be adequate. However, product liability claims in excess of available reserves and insurance coverage, as well as the negative publicity surrounding any assertion that Unified’s products caused illness or injury could have a material adverse effect on its reputation and on Unified’s business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.

Unified’s insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. In addition, Unified is self insured for workers compensation up to $300,000 per incident and maintains appropriate reserves to cover anticipated payments. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, mortality rates, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Although Unified believes its reserves to be adequate, significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

If we fail to satisfy the financial covenants in our principal debt agreements, we may be in default and have difficulty maintaining cash flow.

Subsequent to the fiscal year ended September 27, 2003, Unified refinanced its Former Revolving Credit Agreement with the New Revolving Credit Agreement that expires on December 5, 2007. Both the Senior Note Agreement and the New Revolving Credit Agreement require compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio, total funded debt to EBITDAP and debt to total capital. Unified relies on internal cash and the revolving loan agreement to fund its daily operating activities. Consequently, the inability to access these sources of cash could adversely affect Unified’s operations. In addition, during a default on our indebtedness under these agreements we would be unable to repay patron deposit accounts.

We may not have adequate resources to fund our operations.

Unified relies primarily upon cash flow from its operations, patron deposits and shareholdings to fund its operating activities. In the event that these sources of cash are not sufficient to meet Unified’s requirements, additional sources of cash are expected to be obtained from Unified’s credit facilities. The New Revolving Credit Agreement permits advances of up to 85% of eligible accounts receivable and up to 65% of eligible inventory up to a maximum of $225 million. As a result, if access to operating cash or to the New Revolving Credit Agreement becomes restricted, Unified may be compelled to seek alternate sources of cash.

The value of our benefit plan assets is based on estimates and assumptions, which may prove inaccurate.

Unified’s employees participate in Company sponsored defined pension and postretirement benefit plans. Officers of Unified also participate in a Company sponsored Executive Salary Protection Plan (“ESPP II”), which provides additional post-termination retirement income based on each participant’s final salary and years of service as an officer of Unified. Unified accounts for these benefit plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 106 “Postretirement Benefit Plans” and SFAS No. 112 “Postemployment Benefit Plans,” which require Unified to make actuarial assumptions that are used to calculate the carrying value of the related assets and liabilities and the amount of expenses to be recorded in Unified’s consolidated financial statements. Assumptions include the expected return on plan assets, discount rates, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

We risk losses due to natural disasters and similar events.

In addition to normal business risks, Unified is also subject to acts of God such as adverse weather conditions, earthquakes, fires, epidemics and other natural disasters that could have an adverse effect on Unified’s operations and financial results. Knowing that such events cannot necessarily be prevented, Unified believes it maintains adequate insurance coverage to recover and rebuild critical facilities in the event that such a catastrophe occurs. In addition, Unified has developed contingency plans that provide for alternate sites to warehouse and distribute products if primary facilities are disabled, while mitigating the effect to its member-patrons.

Our business is vulnerable to disruption by terrorist activities.

In addition, Unified’s business is dependent on the free flow of products and services through its distribution channels. The recent rise in terrorist activities domestically and abroad has resulted in an increase in security measures taken by governmental authorities that could delay or impede the distribution of products and/or services to Unified’s member-patrons and could also have an adverse effect on Unified’s operations and financial results.

USE OF PROCEEDS

Proceeds from the sale of Class A and Class B Shares to new and existing member-patrons will be utilized for general corporate purposes, including, but not limited to, working capital, capital expenditures, the repayment of indebtedness, or for the acquisition of technology or assets.

Cash retained by Unified by virtue of the issuance of Class B and Class E Shares as part of patronage dividends paid to member-patrons will be used for working capital and to provide for the return annually of deposits to members entitled to repayment, in an amount equal to the issuance values of such shares. Unified will not maintain a segregated account or sinking fund to repay deposits. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Issuance of Class B Shares to Member-Patrons—Other Matters Relating to Issuance of Class B Shares and Issuance of Class E Shares.”

DETERMINATION OF OFFERING PRICES

There is no established public trading market for Unified’s Class A, Class B and Class E Shares. Class A and Class B Shares will be issued at a price equal to the book value per share of Unified’s outstanding shares at the close of the last fiscal year end prior to the issuance of such Class A and Class B Shares. Shares will be redeemed at a redemption price equal to the book value per share of Unified’s outstanding shares at the close of the last fiscal year end prior to the date the shares are tendered for redemption except as noted above. At September 27, 2003, the book value per share was $163.

Book value per share is equal to total shareholders’ equity less the cumulative stated value of outstanding Class E Shares divided by the number of Class A and B Shares outstanding at fiscal year end. It does not necessarily reflect what the assets could be sold for or the dollar amount that would be required to replace them.

If the book value per share increases between the time of issuance and redemption in a later year, the member would benefit from such appreciation. However, the member would suffer a loss if the book value had declined during such period. Book value could decline if Unified sustained net losses on a consolidated basis.

Class E Shares will be issued at a stated price of $100 per share.

DILUTION

Because the price at which the Class A and Class B Shares are issued and redeemed is adjusted only once each year, some dilution is probable in each transaction. If a new member purchases Class A or Class B Shares late in a particular fiscal year, the price paid for the shares will be based on the book value for the shares of up to twelve months earlier; this amount is likely to be more or less than the book value per share as of the purchase date. If the book value has increased, the new member’s purchase will dilute the book value of the shares of existing members. Conversely, if the book value has decreased, the new member will suffer immediate dilution and the existing members will receive a benefit. Similarly, the shares of a member whose membership has terminated will be redeemed at a price equal to their book value as of the end of the fiscal year last ended prior to the date the shares are tendered for redemption. If the book value had increased since the date the shares were tendered for redemption, the terminated member would realize no benefit from that appreciation. However, if the book value had decreased since the date the shares were tendered for redemption, the redemption price for the shares would exceed the actual book value as of the date of redemption, and remaining members would incur the dilution to their shares.

OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES

The Class A, Class B and Class E Shares of Unified are offered only to such persons or entities who from time to time may be accepted as member-patrons of Unified. The sale of the shares offered pursuant to this prospectus will be made by Unified through its regular employees, who will not receive any additional remuneration in connection therewith. No sales will be made through brokers, and there are no underwriters.

Eligibility to Hold Shares

Class A Shares may be held only by member-patrons of Unified. In order to qualify for and retain member-patron status, a person or other entity (1) must patronize Unified in amounts and in a manner that is established by the Board; (2) must have approved financial standing; (3) must make application in such form as is prescribed by Unified; and (4) must be accepted as a member by the Board.

Membership does not obligate Unified to make any sale of merchandise or services or any extension of credit.

Membership is not transferable either voluntarily or by operation of law. Membership may be terminated by written resignation of the member or by Unified on the member’s failure to meet any requirement of membership, or on the member’s failure to timely pay or otherwise meet any obligation to Unified or its subsidiaries or to comply with any requirement established by Unified for the servicing of accounts, or on the member’s death or incompetency, or except as permitted by the Bylaws on any attempted transfer of membership, or on an insolvency, bankruptcy, arrangement or reorganization proceeding by or against the member, or on the member’s account or any of Unified’s shares held by the member being subjected to any process of law, or on any transfer or encumbrance or attempted transfer or encumbrance of any such account or share. Termination of membership does not relieve the patron of obligations incurred prior to termination.

The Board may approve the issuance of Class B and Class E Shares to any person and for any purpose. However, the Board does not now intend to authorize, and this offering does not include, the issuance of Class B and Class E Shares except to member-patrons.

Unified requires that each member-patron meet the minimum purchase requirements established by the Board, which may be modified from time to time. Currently, Unified’s minimum purchase requirement for member-patrons is $5,000 per week. Exceptions to the minimum purchase requirements may be granted by the Board.

Member-Patrons Required to Purchase 350 Class A Shares

In fiscal 2002, Unified required that each of its member-patrons acquire and hold 100 Class A Shares. Thereafter, the required holdings of Class A Shares by a member-patron are increased to 150 shares at the end of fiscal 2003, 200 shares at the end of fiscal 2004, 250 shares at the end of fiscal 2005, 300 shares at the end of fiscal 2006, and 350 shares at the end of fiscal 2007. The Board is authorized to accept member-patrons without the issuance of Class A Shares when the Board determines that such action is justified by reason of the fact that the ownership of the patron is the same, or sufficiently the same, as that of another member-patron holding the required number of Class A Shares.

Such persons or entities who from time to time may be accepted as new member-patrons of Unified will be required to purchase or subscribe for the purchase of the number of Class A Shares in the manner set forth in the preceding paragraph. The price for these shares is the book value per share of the Company’s outstanding shares at the close of the fiscal year end prior to purchase. Any subscription will require a minimum cash down payment with terms to be determined by the Board. Unified at its option may, as a condition to accepting a member, require that instead of issuing Class A Shares, such member purchase said shares from a terminated member at the same price which would have been payable had the new member purchased said shares from Unified.

No member-patron may hold more than the required number of Class A Shares. However, it is possible that a member-patron may have an interest in another member, or that a person may have an interest in more than one member, and thus have an interest in more than the required number of Class A Shares. Such a situation might arise, for example, where a member-patron owns the stock of another member-patron.

Issuance of Class B Shares to Member-Patrons

General

Unified distributes patronage dividends based upon its patronage earnings during the fiscal year. The Board approves the payment of dividends and the form of such payment for the Company’s three patronage earnings divisions: the Southern California and Pacific Northwest Dairy Divisions and the Cooperative Division.

•	The Southern California Dairy Division consists of patronage earnings generated from sales of products primarily manufactured at a fluid milk and juice bottling plant located in Los Angeles, California. Patronage dividends for this division are paid solely to patrons who purchase dairy and other related products from the Southern California Dairy Division.

•	The Pacific Northwest Dairy Division consists of patronage earnings generated from sales of dairy products manufactured by third party suppliers located in Oregon. Patronage dividends are paid solely to patrons who purchase dairy products from the Pacific Northwest Dairy Division.

•	The Cooperative Division consists of patronage earnings generated from all other patronage activities of Unified regardless of geographic location.

Net patronage earnings are based on the combined results of the Southern California and Pacific Northwest Dairy Divisions and the Cooperative Division. In the event of a loss in one division, the Board will make an equitable decision with respect to the treatment of the loss.

Except with respect to member-patrons who were former United members and did not receive sufficient Class B Shares immediately following the Merger to meet minimum Class B share ownership deposit requirements, patronage dividends in the Cooperative Division were paid to member-patrons for fiscal 2003 in the form of:

•	Class B Shares to the extent there existed any deficiency of a member-patron in meeting the requirements for holding Class B Shares specified in the Bylaws of the Company; and

•	Class E Shares for the remainder.

Associate-patrons were paid patronage dividends in the form of cash or patronage dividend certificates or a combination of each in a manner determined by the Board. Patronage dividends generated by the dairy divisions continue to be paid in cash after the close of each fiscal quarter.

The Company’s Bylaws provide that patronage dividends may be distributed in cash or in any other form that constitutes a written notice of allocation under Section 1388 of the Internal Revenue Code. Section 1388 defines the term “written notice of allocation” to mean any capital stock, revolving fund certificate, retain certificate, certificate of indebtedness, letter of advice, or other written notice, that discloses to the recipient the stated dollar amount allocated to the recipient by Unified and the portion thereof, if any, which constitutes a patronage dividend. Written notices of allocation may be in the form of qualified written notices of allocation or nonqualified written notices of allocation. To constitute a qualified written notice of allocation, a patronage dividend must be paid at least 20% in cash and the balance in a form which constitutes a written notice of allocation and which the recipient has agreed to take into income for tax purposes in the year of receipt. If at least 20% of the patronage dividend is not paid in cash, the entire distribution, whether in the form of stock, subordinated patronage dividend certificates or other debt instrument, constitutes a nonqualified written notice of allocation. The patron does not include a nonqualified written notice of allocation, whether in Class B Shares,

Class E Shares or Patronage Certificates, as income in the year of receipt and the Company is not entitled to an income tax deduction in the year of issuance. The patron will have ordinary taxable income and the Company will have an income tax deduction when the stock is redeemed or the subordinated patronage dividend certificate is paid in cash or property.

Each member-patron must over time acquire Class B Shares having combined issuance values equal to the lesser of the amount of the member-patron’s required deposit or twice the amount of certain of the member-patron’s average weekly purchases (the “Class B Share requirement”). Required deposit amounts are determined at least twice a year, at the end of the Company’s second and fourth fiscal quarters, based on a review of the patron’s purchases from the Cooperative Division during the preceding four quarters. For purposes of this requirement, each Class B Share held by a member-patron has an issuance value equal to the book value per share of Unified’s outstanding shares at the close of the last fiscal year end prior to the issuance of such Class B Shares. Former United shareholders were permitted a deposit value of $253.95 per share for the value of shares received in the Merger.

Manner of Issuance of Class B Shares

Member-patrons and those persons or entities who from time to time may be accepted as new member-patrons of Unified will be issued Class B Shares in the manner described below. Each member-patron would be issued Class B Shares as a part of the Cooperative Division patronage dividend distribution, but after deducting the cash payment and any authorized retention, paid to such member-patron over a period of five consecutive fiscal years, beginning with the first fiscal year-end following admission as a member-patron, such that following the patronage dividend paid for the fifth year, such member-patron would hold Class B Shares having combined issuance values equal to the amount of the member-patron’s Class B Share requirement.

Class B Shares are generally issued to such member-patrons as a portion of patronage dividends paid, beginning with the first fiscal year-end following admission as a member-patron, as follows:

Class B Shares would be issued from the member-patron’s first patronage dividend such that, to the extent possible, the member-patron will hold up to 20% of the member-patron’s Class B Share requirement. After the second patronage dividend, the member-patron will be required to hold Class B Shares having combined issuance values equal to 20% of the the member-patron’s Class B Share requirement. After the third patronage dividend, the member-patron will be required to hold Class B Shares having combined issuance values equal to 40% of the member-patron’s Class B Share requirement. After the fourth patronage dividend, the member-patron will be required to hold Class B Shares having combined issuance values equal to 60% of the member-patron’s Class B Share requirement. After the fifth patronage dividend, the member-patron will be required to hold Class B Shares having combined issuance values equal to 80% of the member-patron’s Class B Share requirement. After the sixth patronage dividend, the member-patron will be required to hold Class B Shares having combined issuance values equal to the total amount of the member-patron’s Class B Share requirement.

If following the issuance of Class B Shares as part of the patronage dividend distribution for any given fiscal year after the first year as a member-patron, the member-patron does not hold Class B Shares having combined issuance values equal to the amount of Class B Shares required to be held by the member-patron, then additional Class B Shares must be purchased by the member-patron in a quantity sufficient to achieve the required amount. The issuance of additional Class B Shares will be paid for by charging the member-patron’s cash deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase. The member-patron, in making the request to pay for the additional Class B Shares by charging the member-patron’s cash deposit account, will be required to authorize Unified to charge such account. Once made, the member-patron’s request is not revocable by the member-patron without Unified’s consent, which consent can be granted or withheld at Unified’s sole discretion.

Member-patrons that were former United members who do not meet the minimum Class B Share ownership deposit requirements must (i) purchase additional Class B Shares to cover the deficiency; or (ii) assign at least 80% of the Cooperative Division patronage dividends the shareholder will receive in the future to Unified to purchase Class B Shares for the account of the shareholder until the deficiency is eliminated. During that period, Unified requires the member to purchase at least the percentage of total product purchased during the most recent 12 month period prior to the Merger under a supply agreement with Unified.

Alternative Manner of Issuance of Class B Shares

As an alternative to the issuance of Class B Shares in the manner described directly above, upon the request of any member-patron, which request may only be made in September of any year, Unified may, at its sole option, issue to each member-patron as a part of the next ensuing patronage dividend, and after payment of the cash portion of such patronage dividend, if any, and deduction of any authorized retention, Class B Shares in an amount and having issuance values not exceeding the member-patron’s remaining patronage dividend such that, following such issuance, the member-patron would hold Class B Shares having combined issuance values equal to the member-patron’s Class B Share requirement. If following the issuance of Class B Shares as part of the patronage dividend distribution for any given fiscal year, the member-patron does not hold Class B Shares having combined issuance values equal to the amount of Class B Shares required to be held by the member-patron, then additional Class B Shares must be purchased by the member-patron in a quantity sufficient to achieve the required amount. The issuance of additional Class B Shares will be paid for by charging the member-patron’s cash deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase. The member-patron, in making the request to pay for the additional Class B Shares by charging the member-patron’s cash deposit account, will be required to authorize Unified to charge such account. Once made, the member-patron’s request is not revocable by the member-patron without Unified’s consent, which consent can be granted or withheld at Unified’s sole discretion.

Other Matters Relating to Issuance of Class B Shares

The member-patron’s Class B Share requirement has been established by the Board. The Board may, at its discretion, increase this amount or otherwise require that additional Class B Shares be held by each member-patron, and Unified may issue, at any time, additional Class B Shares as a part of patronage dividends. The requirement regarding the holding of Class B Shares as established by the Board is subject to change by the Board, which may, at its discretion, add to, increase, decrease, limit, eliminate or otherwise change such requirement.

No member-patron whose membership has terminated during a given fiscal year, or whose membership has terminated following the close of a given fiscal year and prior to the payment of patronage dividends for such fiscal year, would receive Class B Shares as a part of patronage dividends paid for such fiscal year.

Class B Shares held by a member-patron in excess of what has been established by the Board as the Class B Shares required to be held by each member-patron will be considered “excess Class B Shares.”

Class A, Class B and Class E Shares are pledged to, and the certificates for said shares held by, Unified to secure the prohibition against their transfer, to secure Unified’s rights to repurchase or redeem said shares and as security for the payment of any and all obligations of the member to Unified or any of its subsidiaries.

Patrons are generally required to maintain cash deposits with Unified as security for the patron’s contractual obligations to Unified and to its subsidiaries. The required cash deposits of member-patrons are contractually subordinated and subject to the prior payment in full of certain senior indebtedness of the Company. Upon request, the Company will return to patrons the amount of the cash deposit that is in excess of the required deposit amount provided that the patron is not in default of any of its obligations to Unified. If membership status is terminated, patrons are entitled to have their deposits returned, less amounts owed to Unified. In all cases, a return of that portion of the patron’s cash deposits that consists of required deposits will be governed by the applicable subordination provisions. Inasmuch as the Class B Shares as well as the Class A Shares will be held as security for the performance of the member-patron’s obligations, in calculating each member-patron’s required deposit, credit is presently given based upon the combined issuance values of the Class B Shares held. Thus, it will be possible for a member-patron to withdraw cash from the deposit as Class B Shares are issued. Credit is not given to Class E Shares in calculating each member-patron’s required deposit. Unified’s policies regarding deposits, issuance of Class B Shares and credits against deposits as a result of issuance of Class B Shares are subject to change by the Board, which may, at its discretion, add to, increase, decrease, limit, eliminate or otherwise change such policies. In the Merger, former United members were provided the opportunity to build the minimum subordinated deposit requirement over time, provided they agreed to assign at least 80% of the Cooperative Division patronage dividends they receive in the future to Unified to purchase Class B Shares until the deficiency is eliminated. During that period, Unified requires the member to purchase at least the percentage of total product purchased during the most recent 12 month period prior to the Merger under a supply agreement with Unified.

Issuance of Class E Shares

In December 2002, as part of its fiscal 2003 equity enhancement plan, the Board and the shareholders authorized the creation of a new class of equity, denominated “Class E Shares.” The new Class E Shares were issued as a portion of the patronage dividends issued for the Cooperative Division in 2003 and may be issued as a portion of the patronage dividends issued for the Cooperative Division in future periods, as determined annually at the discretion of the Board. The Class E Shares have a stated value of $100 per share, and are non-voting and non-dividend bearing equity securities. Class E Shares are transferable only with the consent of the Company. Pursuant to the Company’s redemption policy, Class E Shares cannot be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The shares, when redeemed, will be redeemed at stated value. Thereafter, shares may be repurchased by the Company subject to the limitations of Section 500, its credit agreements, its Articles of Incorporation and Bylaws, redemption policy and approval by the Board.

For fiscal 2003, patronage dividends in the Cooperative Division were paid to member-patrons in the form of:

•	Class B Shares to the extent there existed any deficiency of a member-patron in meeting the requirements for holding Class B Shares specified in the Bylaws of the Company; and

•	Class E Shares for the remainder.

DESCRIPTION OF CAPITAL STOCK

The capital structure of Unified consists of four classes of shares, Class A, Class B, Class C and Class E Shares. The rights, preferences, privileges and restrictions of the Class A and Class B Shares are the same, except with respect to voting and redemption. The Class C Shares are held, one share each, by the 16 directors of Unified. Class E Shares may be issued to member-patrons as patronage dividends.

Dividend Rights

It is the policy of Unified not to pay cash dividends on its stock.

Voting Rights

Holders of Class A Shares are entitled to vote such shares cumulatively for the election of 80%, rounded up to the nearest whole number, of the authorized number of directors. That is, each holder of Class A Shares may give one candidate a number of votes equal to the number of directors to be elected by the holders of Class A Shares multiplied by the number of the shareholder’s Class A Shares or the shareholder may distribute such votes among as many candidates as the shareholder sees fit. Holders of Class B Shares are entitled to vote such shares cumulatively for the election of the remaining authorized number of directors, and otherwise have no voting rights except as may be required by California law. California law extends to non-voting shares the right to vote upon certain matters such as amendments to the articles of incorporation which would affect the rights of non-voting shares, and certain reorganizations in which other securities are to be issued in exchange for the non-voting shares. In addition, California law extends voting rights on certain matters, such as voluntary dissolution, to those shares having voting power which is defined as the power to vote for directors. The percentage of voting power of a class of shares is based on the percentage of the directors it may elect. Thus, in those situations involving such voting power, the Class A Shares would have 80% of the voting power, and the Class B Shares would have 20% of the voting power.

Since the holders of the Class A Shares are only entitled to elect 80%, rounded up to the nearest whole number, of the authorized number of directors, a greater number of votes is required under cumulative voting in order to elect a single director than would be required in order to elect a single director if such shareholders were entitled to vote their shares cumulatively for the election of all of the directors. Likewise, since the Class B shareholders are only entitled to elect the remaining directors, a greater number of votes is required under cumulative voting in order to elect a single director than would be required in order to elect a single director if such shareholders were entitled to vote their shares cumulatively for the election of all of the directors.

All but three directors must be either a member-patron of Unified, a partner of a partnership which is a member-patron, a member of a limited liability company which is a member-patron, or an employee of a corporation, partnership or limited liability company which is a member-patron.

Except as required by California law, the Class C and Class E Shares have no voting rights.

Liquidation Rights

In the event of any liquidation or winding up of the affairs of Unified, whether voluntary or involuntary, the net assets of Unified would be distributed among the holders of Class A Shares and the holders of Class B Shares proportionately in accordance with their share holdings. The Class C Shares would share in liquidation at a value of $10 per share. The Class E Shares would share in liquidation at a value of $100 per share.

Non-Transferability

Other than for transfer to Unified, none of the Class A, Class B or Class E Shares may be transferred or assigned without the consent of Unified, which will normally be withheld, except where the transfer of the shares is in connection with the transfer of a member-patron’s business to an existing or new member-patron for continuation of such business.

Shares Held As Security

The certificates for Class A, Class B and Class E Shares will not be delivered to member-patrons. All shares will be pledged to, and the certificates for said shares held by, Unified to secure the prohibition against their transfer, to secure Unified’s rights to repurchase or redeem said shares and as security for the payment of any and all obligations of the member to Unified or any of its subsidiaries. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each member to surrender the shares for repurchase or redemption. Certificates for shares will bear a legend stating that Unified is entitled to offset against any payments which might otherwise be due for shares being repurchased or redeemed all amounts owed by the member to Unified or any of its subsidiaries.

Share Redemption

Class A, Class B and Class E Shares are subject to repurchase or redemption by Unified. As used herein, unless the context otherwise requires, the terms “redeem” and “redemption” include repurchase. Unified may redeem Class A and Class B Shares of outgoing members upon termination of membership in accordance with the share redemption policy which is set forth in the Articles of Incorporation and Bylaws, and subject to the limitations of Section 500 of the California Corporation Code, its credit agreements, its Articles of Incorporation, its redemption policy and approval by the Board, as described below in “—Restrictions on Redemption.” Unified may not be able in the future to redeem Class A, Class B or Class E Shares. Provided that the redemption price equals or exceeds $1,000, Unified may also upon request redeem the excess Class B Shares of a member who owns Class B Shares in excess of that which is required to be held by such member, which are referred to as “excess Class B Shares.” Any such redemption of excess Class B Shares will be governed by the same rules that govern the redemption of shares upon termination of membership. As described below in the share redemption policy, redemptions may be effected by payment to the member or credit to the member’s account.

Unless otherwise restricted from doing so under applicable law, limitations of credit agreements or provisions of the Articles of Incorporation and Bylaws as described below, subject to approval by the Board, Class A and Class B Shares held by a shareholder that is no longer a qualified or active member-patron may be redeemed at the book value per share of the Company at the close of the fiscal year end prior to termination of member status. However, with respect to terminations prior to September 30, 2000, the repurchase price would be Unified’s book value per share at the fiscal year end prior to the effective date of the Merger.

Unless otherwise restricted from doing so under applicable law, limitations of credit agreements, provisions of the Articles of Incorporation and Bylaws as described below, or the Company’s redemption policy until September 28, 2002, Unified could redeem excess Class B Shares at either:

•	an amount equal to Unified’s book value per share at the close of the fiscal year end prior to the effective date of the Merger ($188.27); or

•	an amount equal to the book value per share at the close of the last fiscal year end prior to the date the shares were tendered to the Company for repurchase, provided the repurchase price would not be paid until after September 28, 2002.

Unless otherwise restricted from doing so under applicable law, limitations of credit agreements, provisions of the Articles of Incorporation and Bylaws as described below or the Company’s redemption policy, after September 28, 2002, Unified may repurchase excess Class B Shares tendered for redemption at the book value per share at the close of the last fiscal year end prior to the date the shares are tendered for repurchase.

Unified will not redeem excess Class B Shares at any time unless the member tendering the shares for repurchase is current on all obligations to Unified and its subsidiaries and there exist no grounds for termination of membership; otherwise the redemption price for such shares shall be the same as provided on the termination of membership. Such redemption may be effected by paying to the member or crediting to the member’s account the redemption price, with Unified having the right to deduct any amounts owing to Unified or any of its subsidiaries. The right to deduct any amounts owing to Unified against the total redemption price for shares is solely at the option of the Company. The shareholders may not offset obligations to Unified against Unfied’s obligation for redemption of shares.

Class E Shares cannot be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. Thereafter, shares may be repurchased by the Company subject to the restrictions described below. The shares, when redeemed, will be redeemed at their stated value of $100 per share.

Restrictions on Redemption

The Articles of Incorporation and Bylaws currently provide that Unified has the right to repurchase any Class A, Class B or Class E Shares held by a former member-patron, and any excess Class B Shares held by a current member-patron, whether or not the shares have been tendered for repurchase. In December 2003, the Board amended the Company’s redemption policy to clarify that the repurchase of any Class A, Class B or Class E Shares is solely at the discretion of the Board. Ten years after the issuance of Class E Shares, and not before, the holder may request that Unified, at its sole discretion repurchase Class E Shares, even if the membership of the holder has not terminated.

Subject to the Board’s determination to redeem shares, any repurchase of shares will be on the terms, and subject to restrictions, if any set forth in:

•	The California General Corporation Law, including Section 500.

Redemption is subject to the restrictions imposed by the Corporations Code of the State of California and to other applicable legal restrictions. Section 501 of the Corporations Code prohibits any distribution which would be likely to result in a corporation being unable to meet its liabilities as they mature. In addition, Section 500 of the Corporations Code prohibits any distribution to shareholders for the purchase or redemption of shares unless (a) the amount of retained earnings immediately prior thereto equals or exceeds the amount of the proposed distribution or (b) immediately after such distribution the assets of the corporation, with certain exceptions, are at least equal to one and one-quarter times its liabilities and its current assets are at least equal to its current liabilities or under some circumstances equal to one and one-quarter times its current liabilities. To the extent that retained earnings do not exceed the amount of any proposed distribution, Unified will have to satisfy the asset-liability ratio test in order to make a distribution in redemption of shares.

Historically through the operations of its subsidiaries, the Company maintained sufficient retained earnings to accomplish its share repurchase program. In the few years prior to fiscal 2003, the Company’s retained earnings had been depleted such that they were inadequate to permit repurchase of Company shares. When the Company generates retained earnings, the Company may redeem shares subject to the limitations of Section 500, its credit agreements and approval by the Board. On December 10, 2003, the Board authorized the repurchase on December 22, 2003 of 19,825 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $3.4 million to redeem the shares. On February 17, 2004, the Board authorized the repurchase on February 20, 2004 of 1,600 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.3 million to redeem the shares. On April 21, 2004, the Board authorized the repurchase on May 3, 2004 of 1,700 Class A Shares with an approximate redemption value of $0.3 million. At June 26, 2004 and subsequent to the redemption of Class A Shares, the Company had retained earnings of $10.5 million.

•	The Company’s Articles of Incorporation and Bylaws.

The Board has the right to amend the Company’s redemption policy at any time, including, but not limited to, changing the order in which repurchases will be made or suspending or further limiting the number of shares repurchased, except as otherwise may be expressly provided in the Articles of Incorporation.

•	The Company’s Redemption Policy.

Subject to the Board determining that Unified is able to meet the legal requirements described above, currently shares may be redeemed in accordance with the following, provided that such policy is subject to amendment by the Board:

(a) Class A Shares eligible for redemption by reason of termination of membership will be redeemed in the order in which memberships terminate, and will be redeemed prior to the redemption of any Class B

Shares or Class E Shares which have not yet been redeemed but are eligible for redemption either by reason of termination of membership or as excess Class B Shares or Class E Shares tendered for redemption. All determinations by Unified of the order in which memberships terminate or shares are tendered will be conclusive.

(b) Subject to the exceptions noted above, the aggregate number of Class B Shares that Unified will redeem in any fiscal year will be typically limited to approximately 5% of the sum of (i) the number of Class B Shares outstanding at the close of the preceding fiscal year end; and (ii) the number of Class B Shares issuable as a part of the patronage dividend distribution for such preceding fiscal year, referred to as the “five percent limit.”

(c) Subject to the limitation above with respect to the Class B Shares held by terminated member-patrons, in any fiscal year, Unified may redeem, up to the five percent limit, Class B Shares which were eligible for redemption in a prior year, either by reason of termination of membership in a prior year or which were excess Class B Shares tendered for redemption in a prior year, but which have not yet been redeemed, provided that if the five percent limit would preclude redemption of all such shares, then such shares will be redeemed pro rata. In the event that the five percent limit would permit the redemption of all such shares and would permit the redemption of other Class B Shares as well, then, subject to the five percent limit, Unified may redeem other Class B Shares eligible for redemption by reason of termination of membership or which are excess Class B Shares tendered for redemption, in the order in which memberships terminate or shares are tendered for redemption. All determinations by Unified of the order in which memberships terminate or shares are tendered will be conclusive.

(d) The redemption of shares may be accomplished by paying to the member or crediting to the member’s account the redemption price. In making such payment or credit for the redemption of shares, Unified shall have the right to deduct any amounts owing by the member to Unified or any of its subsidiaries. Such payment or credit for the redemption of shares will be made within 120 days after such shares have become eligible for redemption, either by reason of termination of membership or tender in the case of excess Class B Shares and Class E Shares, and are otherwise entitled to be redeemed in accordance with legal limitations and as provided in paragraphs (a), (b) and (c) above. In no event will interest be payable on the redemption price for any delay in paying or crediting the redemption price.

(e) Without regard to each year’s five percent limit or any other provision of paragraphs (a), (b) and (c) above, Unified’s Board will have the absolute discretion to redeem excess Class B Shares or to redeem Class A or Class B Shares of any outgoing member regardless of when the membership terminated or the Class B Shares were tendered. The Board will also have the right to elect to redeem excess Class B Shares or Class E Shares even though such redemption has not been requested and without regard to the five percent limit or any other provision of the redemption policy.

(f) The Board will have the absolute discretion, without regard to the five percent limit or any other provision of the redemption policy, to authorize Unified to agree with any shareholder to purchase Class B Shares or Class E Shares held by such shareholder and to make such purchase and payment for such shares in such manner as may be agreed upon, subject only to corporate law requirements.

(g) Subject to the limitation above, (i) Class A and Class B Shares held by a shareholder that is no longer a qualified or active member-patron may be redeemed at the book value per share of the Company at the close of the last fiscal year end prior to termination of member status, (ii) with respect to terminations prior to September 30, 2000, the repurchase price would be the Company’s book value per share at the fiscal year end prior to the effective date of the Merger, (iii) Class B Shares of terminated members would not be redeemed until after September 28, 2002 and (iv) after September 28, 2002, Unified may repurchase excess Class B Shares tendered for redemption at book value per share at the close of the last fiscal year end prior to the date the shares are tendered for repurchase.

•	Any credit or other agreements to which the Company is a party.

Unified is a party to credit agreements under which redemptions of Class A, Class B and Class E Shares are prohibited during the pendency of a breach or default under the credit agreements.

LEGAL MATTERS

The validity of the Class A Shares, Class B Shares and Class E Shares has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated August 20, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company effecting a quasi-reorganization in September 2002) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Unified makes available, free of charge, through its website (www.uwgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as all amendments to those reports, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC are available on the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means that we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that is filed with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents filed by Unified with the SEC are hereby incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended September 27, 2003 (excluding Items 6, 7 and 8);

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended December 27, 2003, March 27, 2004 and June 26, 2004;

•	Current Report on Form 8-K dated August 20, 2004 (superseding Items 6, 7 and 8 in the aforementioned Form 10-K); and

•	Definitive Proxy Statement dated January 13, 2004, relating to our Annual Meeting of Shareholders held on February 17, 2004.

Copies of these filings are available free of charge by writing to Unified Western Grocers, Inc. attention Corporate Secretary, 5200 Sheila Street, Commerce, CA 90040 or by telephoning us at (323) 264-5200.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth the expenses expected to be incurred in connection with the offering described in this registration statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$7,378.36
Printing, Engraving and Reproduction	20,000.00
Expenses of Qualification Under State Blue Sky Laws	5,000.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	15,000.00
Miscellaneous	10,000.00

Total	$82,378.36

Item 15. Indemnification of Directors and Officers

Article V of Unified’s Bylaws provides that Unified shall, to the maximum extent permitted by law, have the power to indemnify its directors, officers, employees and other agents. Section 317 of the California General Corporation Law provides that a corporation has the power to indemnify agents of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. Unified has entered into agreements with each of its directors and certain of its officers which provide to such directors and officers the maximum indemnification allowed under applicable law. In addition, Unified and its subsidiaries maintain a policy of directors’ and officers’ liability and company reimbursement insurance.

Item 16. Exhibits

3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003 filed on May 12, 2003, File No. 000-10815).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 7 to Form S-2 Registration Statement of the Registrant filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000, File No. 000-10815).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000, File No. 000-10815).

4.5	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.6	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (Associate Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.9	Subordination Agreement (New Associate Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.10	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to the Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001, File No. 000-10815).

4.11	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001, File No. 000-10815).

4.12	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.13	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.14	Amended and Restated Loan Purchase and Servicing Agreement Dated as of December 7, 2001 between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

4.15	Amended and Restated Credit Agreement dated as of December 7, 2001 among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

4.16	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

4.17	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

4.18	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc., and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed on October 13, 1999, File No. 000-10815).

4.19	Note purchase Agreement dated as of September 29, 1999 by and among the Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current report on Form 8-K filed on October 13, 1999, File No. 000-10815).

4.20	Amendment No. 1 and Limited Waiver to Note Purchase Agreement, dated as of September 14, 2000, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.21	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed on May 14, 2002, File No. 000-10815).

4.22	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

4.23	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999, File No. 000-10815).

4.24	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.25	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.26	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001, File No. 000-10815).

4.27	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s registration Statement on Form S-1, No. 2-60488).

4.28	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to the United Grocers, Inc. Form 10-K for the fiscal year ended September 30, 1989).

4.29	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-38617).

4.30	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-49450).

4.31	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-57199).

4.32	Form of Indenture between the Registrant and U.S. Bank, N.A., as Trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2, filed on February 28, 2003, File No. 333-103535).

4.33	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.32).

4.34	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

4.35	Security Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP (previously filed).

10.1	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

10.2	Amended and Restated Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999 filed on November 14, 1999, File No. 000-10815).

10.3	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002, File No. 000-10815).

10.4.1	Unified Western Grocers, Inc., Executive Salary Protection Plan II (“ESPP II”), Master Plan Document, effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.4.2	Amendment No. 1999-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.4.3	Amendment No. 2000-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.5	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II, dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.6	Unified Western Grocers, Inc. Executive Insurance Plan Split dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.7	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.8	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.9	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002, File No. 000-10815).

10.10	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement filed on August 26, 1999, File No. 333-05917).

10.11	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.12	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.13	Lease Amendment, dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14	Lease Amendment, dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.15	Commercial Lease-Net dated December 6, 1994 between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.16	Purchase Agreement dated November 21, 1994 between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.17	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.18	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.19	Second Amendment to Employment Agreement dated as of April 2001, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2001, filed on August 14, 2001, File No. 000-10815, as amended).

10.19.1	Third Amendment to Employment Agreement dated as of August 2003, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.20	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997 filed on February 24, 1997, File No. 000-10815).

10.21	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.22	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.23	Sublease Agreement dated October 27, 1991 for the Eugene Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and a corporation in which Richard L. Wright, a director of the Registrant, has an interest (incorporated by reference to Exhibit 10.H1 of United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.24	Sublease Agreement dated October 27, 1991 for the Cottage Grove Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and a corporation in which Richard L. Wright, a director of the Registrant, has an interest (incorporated by reference to Exhibit 10.H2 of United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.25	Sublease Agreement dated February 1, 1994 for the Albany Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and a corporation in which Richard L. Wright, a director of the Registrant, has an interest (incorporated by reference to Exhibit 10.H3 of United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.26	Sublease Agreement dated July 26, 1979 for the Gold Beach Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and Raymond L. Nidiffer, a holder of more than five percent of the Registrant’s shares (incorporated by reference to Exhibit 10.Q3 of United Grocers’ Registration Statement on Form S-2, File No. 33-26631).

10.27	Assignment of Lease and related documents for Mt. Shasta Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.Q4 of United Grocers, Inc.’s Registration Statement on Form S-2, File No. 33-26631).

10.28	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers’ Form 10-K for the fiscal year ended September 30, 1989).

10.29	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.30	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to Form 10-K of United Grocers, Inc. filed on January 20, 1999, File No. 002-60487).

10.31	Stock Purchase Agreement dated March 26, 1999 by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

10.32	Pledge Agreement dated March 26, 1999 by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

10.33	Guaranty dated March 26, 1999 by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

10.34	Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.35	Security Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.36	Guaranty dated as of May 12, 2000 by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.37	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000 executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.38	Preferred Stock Purchase Agreement by and between C&K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.39	Shareholders Agreement by and among Unified Western Grocers, Inc., C&K Market, Inc. and designated shareholders of C&K Market, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.40	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.41	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.42	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001, File No. 000-10815).

10.43	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-2 filed on May 1, 2002).

10.44	Smart & Final Supply Agreement Dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 10-Q for the fiscal quarter ended June 28, 2003 filed on August 8, 2003, File No. 000-10815).

10.45	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.46	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.47	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.48	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.49	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.50	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.51	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.52	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.53	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.54	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.55	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.56	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.57	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.58	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.59	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.60	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.61	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.62	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.63	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.64	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.65	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.66	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004, File No. 000-10815).

10.67	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004, File No. 000-10815).

10.68	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004, File No. 000-10815).

13.1	Quarterly Report to Security Holders (incorporated by reference from the Company’s Quarterly Report on Form10-Q for the quarter ended December 27, 2003 as filed on February 10, 2004, File No. 000-10815).

13.2	Quarterly Report to Security Holders (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2004 as filed on May 11, 2004, File No. 000-10815).

13.3	Quarterly Report to Security Holders (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2004 as filed on August 3, 2004, File No. 000-10815).

19.1	Report Furnished to Security Holders (incorporated by reference from the Company’s Current Report on Form 8-K as filed on August 20, 2004, File No. 000-10815).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages previously filed).

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filled with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on August 20, 2004.

UNIFIED WESTERN GROCERS, INC.

By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr.
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alfred A. Plamann	President and Chief Executive Officer (Principal Executive Officer)	August 20, 2004

* Richard J. Martin	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2004

* William O. Coté	Vice President and Controller	August 20, 2004

* Louis A. Amen	Director	August 20, 2004

* David M. Bennett	Director	August 20, 2004

* John Berberian	Director	August 20, 2004

* Edmund K. Davis	Director	August 20, 2004

* Dieter Huckestein	Director	August 20, 2004

* Darioush Khaledi	Director	August 20, 2004

* John D. Lang	Director	August 20, 2004

Signature	Title	Date

* Jay T. McCormack	Director	August 20, 2004

* Douglas A. Nidiffer	Director	August 20, 2004

* Peter J. O’Neal	Director	August 20, 2004

* Michael A. Provenzano, Jr.	Director	August 20, 2004

* Thomas S. Sayles	Director	August 20, 2004

* Mimi R. Song	Director	August 20, 2004

* Robert E. Stiles	Director	August 20, 2004

* Kenneth Ray Tucker	Director	August 20, 2004

* Richard L. Wright	Director	August 20, 2004

*By:	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr.
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003 filed on May 12, 2003, File No. 000-10815).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 7 to Form S-2 Registration Statement of the Registrant filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000, File No. 000-10815).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000, File No. 000-10815).

4.5	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.6	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (Associate Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.9	Subordination Agreement (New Associate Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.10	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to the Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001, File No. 000-10815).

4.11	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001, File No. 000-10815).

Exhibit Number	Description
4.12	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.13	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.14	Amended and Restated Loan Purchase and Servicing Agreement Dated as of December 7, 2001 between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

4.15	Amended and Restated Credit Agreement dated as of December 7, 2001 among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

4.16	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

4.17	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

4.18	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc., and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed on October 13, 1999, File No. 000-10815).

4.19	Note purchase Agreement dated as of September 29, 1999 by and among the Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current report on Form 8-K filed on October 13, 1999, File No. 000-10815).

4.20	Amendment No. 1 and Limited Waiver to Note Purchase Agreement, dated as of September 14, 2000, by and among the Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.21	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed on May 14, 2002, File No. 000-10815).

4.22	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

Exhibit Number	Description
4.23	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999, File No. 000-10815).

4.24	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.25	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

4.26	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001, File No. 000-10815).

4.27	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s registration Statement on Form S-1, No. 2-60488).

4.28	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to the United Grocers, Inc. Form 10-K for the fiscal year ended September 30, 1989).

4.29	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-38617).

4.30	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-49450).

4.31	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-57199).

4.32	Form of Indenture between the Registrant and U.S. Bank, N.A., as Trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2, filed on February 28, 2003, File No. 333-103535).

Exhibit Number	Description
4.33	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.32).

4.34	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

4.35	Security Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among the Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP (previously filed).

10.1	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003, File No. 000-10815).

10.2	Amended and Restated Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999 filed on November 14, 1999, File No. 000-10815).

10.3	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002, File No. 000-10815).

10.4.1	Unified Western Grocers, Inc., Executive Salary Protection Plan II (“ESPP II”), Master Plan Document, effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.4.2	Amendment No. 1999-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.4.3	Amendment No. 2000-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.5	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II, dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.6	Unified Western Grocers, Inc. Executive Insurance Plan Split dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

Exhibit Number	Description
10.7	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.8	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.9	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002, File No. 000-10815).

10.10	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement filed on August 26, 1999, File No. 333-05917).

10.11	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.12	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.13	Lease Amendment, dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14	Lease Amendment, dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.15	Commercial Lease-Net dated December 6, 1994 between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.16	Purchase Agreement dated November 21, 1994 between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 000-10815).

10.17	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.18	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.19	Second Amendment to Employment Agreement dated as of April 2001, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2001, filed on August 14, 2001, File No. 000-10815, as amended).

10.19.1	Third Amendment to Employment Agreement dated as of August 2003, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

Exhibit Number	Description
10.20	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997 filed on February 24, 1997, File No. 000-10815).

10.21	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.22	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997, File No. 000-10815).

10.23	Sublease Agreement dated October 27, 1991 for the Eugene Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and a corporation in which Richard L. Wright, a director of the Registrant, has an interest (incorporated by reference to Exhibit 10.H1 of United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.24	Sublease Agreement dated October 27, 1991 for the Cottage Grove Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and a corporation in which Richard L. Wright, a director of the Registrant, has an interest (incorporated by reference to Exhibit 10.H2 of United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.25	Sublease Agreement dated February 1, 1994 for the Albany Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and a corporation in which Richard L. Wright, a director of the Registrant, has an interest (incorporated by reference to Exhibit 10.H3 of United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.26	Sublease Agreement dated July 26, 1979 for the Gold Beach Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and Raymond L. Nidiffer, a holder of more than five percent of the Registrant’s shares (incorporated by reference to Exhibit 10.Q3 of United Grocers’ Registration Statement on Form S-2, File No. 33-26631).

10.27	Assignment of Lease and related documents for Mt. Shasta Store between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.Q4 of United Grocers, Inc.’s Registration Statement on Form S-2, File No. 33-26631).

10.28	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers’ Form 10-K for the fiscal year ended September 30, 1989).

10.29	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.30	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to Form 10-K of United Grocers, Inc. filed on January 20, 1999, File No. 002-60487).

Exhibit Number	Description
10.31	Stock Purchase Agreement dated March 26, 1999 by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

10.32	Pledge Agreement dated March 26, 1999 by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

10.33	Guaranty dated March 26, 1999 by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000, File No. 000-10815).

10.34	Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.35	Security Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.36	Guaranty dated as of May 12, 2000 by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.37	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000 executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000, File No. 000-10815).

10.38	Preferred Stock Purchase Agreement by and between C&K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.39	Shareholders Agreement by and among Unified Western Grocers, Inc., C&K Market, Inc. and designated shareholders of C&K Market, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.40	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

Exhibit Number	Description
10.41	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001, File No. 000-10815).

10.42	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001, File No. 000-10815).

10.43	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-2 filed on May 1, 2002).

10.44	Smart & Final Supply Agreement Dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 10-Q for the fiscal quarter ended June 28, 2003 filed on August 8, 2003, File No. 000-10815).

10.45	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.46	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.47	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.48	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.49	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.50	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815, as amended).

Exhibit Number	Description
10.51	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.52	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between the Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.53	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

10.54	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.55	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.56	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.57	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.58	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

Exhibit Number	Description
10.59	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.60	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.61	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.62	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.63	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.64	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.65	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004, File No. 000-10815).

10.66	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004, File No. 000-10815).

10.67	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004, File No. 000-10815).

10.68	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004, File No. 000-10815).

13.1	Quarterly Report to Security Holders (incorporated by reference from the Company’s Quarterly Report on Form10-Q for the quarter ended December 27, 2003 as filed on February 10, 2004, File No. 000-10815).

Exhibit Number	Description
13.2	Quarterly Report to Security Holders (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2004 as filed on May 11, 2004, File No. 000-10815).

13.3	Quarterly Report to Security Holders (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2004 as filed on August 3, 2004, File No. 000-10815).

19.1	Report Furnished to Security Holders (incorporated by reference from the Company’s Current Report on Form 8-K as filed on August 20, 2004, File No. 000-10815).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003, File No. 000-10815).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages previously filed).